Exhibit 3.2
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

of

GMF LEASING LLC
(a Delaware Limited Liability Company)

dated as of March 1, 2023

by

AMERICREDIT FINANCIAL SERVICES, INC.,

as Member

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TABLE OF CONTENTS
i

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ii

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This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of GMF Leasing LLC (the “Company”) is made and entered into to be effective for all purposes as of March 1, 2023 by AmeriCredit Financial Services, Inc. (“AmeriCredit”), as the sole member of the Company, and by the Managers (as defined herein).
RECITALS
The Company was previously formed as a limited liability company under the laws of the State of Delaware pursuant to the Limited Liability Company Agreement of the Company, dated as of January 26, 2011 (as amended by the Amendment thereto, dated as of December 31, 2016, the “Initial Agreement”), and the Certificate of Formation of the Company, dated as of January 25, 2011 (as heretofore amended and as may be further amended or amended and restated from time to time, the “Certificate of Formation”).
All conditions to the amendment and restatement of the Initial Agreement in the form of this Agreement have been satisfied or waived.
The parties hereto desire to amend and restate the Initial Agreement in its entirety in order to provide for certain matters as set forth herein.
WITNESSETH
For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

USAGE AND DEFINITIONS
Section 1.1Definitions.
(a)Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Third Amended and Restated Credit and Security Agreement, dated as of October 3, 2022 (the “Credit and Security Agreement”), among ACAR Leasing Ltd., as Borrower, AmeriCredit, as Lender and as Servicer, and Computershare Trust Company, N.A., as Administrative Agent and as Collateral Agent. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:
“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“AmeriCredit” has the meaning specified in the Preamble.

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“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.
“Authorized Officer” has the meaning specified in Section 4.11.
“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.
“Basic Documents” means the Initial Agreement, any sale agreement, transfer agreement, note purchase agreement, purchase agreement, interest rate swap agreement, trust agreement, trust administration agreement and other agreements relating to the acquisition and disposition of Lease Assets by the Company, including the other documents and certificates delivered in connection with such agreements, as such agreements may be amended from time to time.
“Board” has the meaning set forth in Section 4.1(a).
“Certificate” has the meaning specified in the Titling Trust Agreement.
“Certificate of Formation” has the meaning specified in the Recitals.
“Commission” means the U.S. Securities and Exchange Commission.
“Company” has the meaning specified in the Preamble.
“Exchange Act” means the Securities Exchange Act of 1934.
“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Independent Manager” shall mean an individual who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five (5) years, and shall not be as long as such Person is a Manager of the Company, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of (I) General Motors Financial Company, Inc., (II) AmeriCredit, or (III) any of their respective subsidiaries or Affiliates (other than the Company) (each of the Persons listed in the foregoing clauses (I) through (III), collectively, the “Independent Parties”), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier

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of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director or independent manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
“Independent Parties” has the meaning set forth in the definition of “Independent Manager”.
“Lease Assets” has the meaning set forth in Section 2.4(a).
“Lease Agreement” means any closed-end lease contract originated in connection with the lease of a Leased Vehicle.
“Leased Vehicle” means any new or used automobile, sport utility vehicle, minivan or light-duty truck, together with all accessories, parts and additions constituting a part thereof, and all accessions thereto, leased to a retail consumer pursuant to a lease agreement.
“Manager” has the meaning set forth in Section 4.2.
“Member” means AmeriCredit, as the current member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Member.
“Opinion of Counsel” means a written opinion of counsel, which counsel may be an employee of AmeriCredit or an Affiliate or may provide legal services to AmeriCredit or an Affiliate.
“Percentage Interest” has the meaning set forth in Section 5.1.
“Permitted Transactions” means the activities, exercises and powers described in Section 2.4.
“Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, government, any department or agency of any government or any other entity of whatever nature.
“Securities Act” means the Securities Act of 1933.
“Security” means any class of asset-backed security or certificate or other security issued by any Affiliate or Subsidiary of the Company, including any Exchange Note issued by ACAR Leasing Ltd. pursuant to the Credit and Security Agreement.
“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 2.12, a person acting as Independent Manager, in such person’s

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capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
“State” means any State or Commonwealth of the United States or the District of Columbia.
“Subsidiaries” has the meaning specified in Section 2.4(d).
“Titling Trust” means ACAR Leasing Ltd, a Delaware statutory trust.
“Titling Trust Agreement” means the Amended and Restated Trust Agreement, dated as of January 31, 2011, among APGO Trust, as Settlor, and Wilmington Trust Company, as Owner Trustee, as Delaware Trustee and as Administrative Trustee, as the same may be amended or supplemented from time to time.
(b)The following rules of construction and usage are applicable to this Agreement and any certificate or other document made or delivered pursuant to this Agreement:
(i)References in an agreement to “Article,” “Section” or another subdivision or to an attachment are, unless otherwise specified, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term “including” means “including without limitation.”
(ii)The definitions contained in this Agreement are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(iii)Any agreement or statute defined or referred to in this Agreement or in any agreement that incorporates this Agreement means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.
(iv)References to a Person are also to its permitted successors and assigns.
(v)References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds.
(vi)Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.
ARTICLE II

ORGANIZATION
Section 1.1Formation, Name, Location of Office.
(a)The name of the limited liability company continued hereby is GMF Leasing LLC. The Company was formed pursuant to the Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware by Frank E. Brown III as an “authorized person” within the meaning of the Act. The Certificate of Formation was subsequently amended

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upon the filing of the Certificate of Amendment thereto with the Secretary of State of the State of Delaware by Maureen Cahill, as an “authorized person” within the meaning of the Act. Upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, both of such persons’ powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The principal office of the Company will be 801 Cherry Street, Suite 3500, Fort Worth, Texas, 76102 or such other place or places as the Board may designate.
(b)At the direction of the Board, the Member will execute or cause to be executed all other instruments, certificates, notices and documents, and will do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate to comply with all requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company desires to conduct any activities.
Section 1.2Registered Office in Delaware. The registered office of the Company in the State of Delaware is located at 251 Little Falls Drive, Wilmington, DE 19808.
Section 1.3Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.
Section 1.4Purposes and Powers. The nature of the activities or purpose to be conducted or promoted by the Company is to engage exclusively in the following activities, in each case in accordance with the terms of this Agreement:
(a)to acquire from time to time and to own, hold, sell, transfer, assign or pledge Lease Agreements, Leased Vehicles, Securities or interests in Lease Agreements, Leased Vehicles and/or Securities or agreements with motor vehicle or equipment dealers or lessors or other originators or servicers of the related Lease Agreements and Leased Vehicles and any proceeds or further rights associated with any of the foregoing (“Lease Assets”):
(b)to enter from time to time into any agreement providing for the sale, transfer, assignment or pledge of Lease Assets and to perform its obligations under such agreement;
(c)to enter from time to time into any agreement relating to any Lease Assets that provides for the administration, servicing and collection of amounts due on such Lease Assets and to perform its obligations under such agreement;
(d)to execute from time to time all instruments and documents necessary for the Company to form one or more limited liability companies, business trusts, statutory trusts or other subsidiaries of the Company (whether owned in whole or in part by the Company), with the Company acting on its own or together with any other Person, including entering into, on behalf of the Company, any trust agreement, limited liability company agreement, certificate of formation, certificate of trust or other relevant constituent document (the “Subsidiaries”) and to pay the organizational, start-up, transactional and other administrative expenses of the Subsidiaries;
(e)to terminate the Subsidiaries as permitted by the organizational documents of such Subsidiaries and any other contracts or agreements to which such Subsidiaries are parties, and to repurchase the property of such Subsidiaries, to the extent and in the manner permitted by the organizational documents of such Subsidiaries and any contracts or agreements to which such Subsidiaries are parties;

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(f)to prepare, and, if necessary or desirable, to file with the Commission, prospectuses, registration statements, periodic reports, private placement memoranda and offering documents relating to or in connection with the issuance and sale of Securities and otherwise in connection with the activities permitted under this Section 2.4;
(g)to enter into any agreement with an insurer or guarantor relating to the insurance or guaranty of any Security and which may include provisions for reimbursement by the Company for payment made in connection with any such insurance or guaranty or the pledge of collateral for the benefit of such insurer or guarantor;
(h)to issue limited liability company interests having the rights and preferences set forth in this Agreement; and
(i)to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in clauses (a) through (h) above.
Section 1.5Banking Activities.
Without limiting the provisions of Section 2.4, the Member or any Authorized Officer is authorized to act on behalf of the Company and in its name:
(a)to establish bank accounts on behalf of the Company;
(b)to sign checks, drafts, instruments, bills of exchange, acceptances and/or other orders for the payment of money from any bank account;
(c)to endorse checks, instruments, evidences of indebtedness, and orders payable, owned or held by the Company;
(d)to accept drafts, acceptances, instruments and/or other evidences of indebtedness payable at or through the bank at which any bank account is maintained;
(e)to waive presentment, demand, protest and notice of protest or dishonor of any check(s), instrument(s), draft(s), acceptance(s), or other evidences of indebtedness made, drawn or endorsed by the Company;
(f)to enter into one or more agreements with one or more banks, which will be deemed to govern the bank accounts established at such bank;
(g)to authorize the purchase, on behalf of the Company, of CDs, bonds, notes and other such savings instruments from each bank;
(h)to obtain, on behalf of the Company, other related services from any bank, such as the rental of safe deposit boxes from such bank, obtaining of night depository services, routine cash management services, and the like, which will be governed by night depository agreement(s), safe deposit box lease agreement, and any other such agreement(s) contained on the application or signature cards pertaining to any such services offered to the Company by such bank, as amended from time to time;
(i)to sign and execute signature cards, applications and forms as any Bank will deem appropriate, from time to time, in connection with the opening and maintaining of bank accounts at such bank and/or obtaining any of the aforementioned additional related services;

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(j)to execute applications for the issuance of any savings instrument in the name of the Company; and
(k)to otherwise deal with each bank in connection with the foregoing activities on behalf of the Company.
Section 1.6Execution of Documents. The Member is authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents, agreements and other instruments, including any registration statement to be filed with the Commission or otherwise. The Member is authorized and empowered to prepare for filing in connection with such registration statement, balance sheets, income statements and any other financial statements for the Company.
Section 1.7Conduct of Operations. (a) Notwithstanding any other provision of this Agreement and any provision of Applicable Law that otherwise so empowers the Company, the Company will not do any of the following:
(i)engage in any activity other than a Permitted Transaction;
(ii)become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;
(iii)make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions, except that the Company will not be prohibited under this clause (a)(iii) from causing a distribution of cash to the Member, and the Member will not be prohibited under this clause (a)(iii) from making capital contributions to the Company;
(iv)enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Company) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Company is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Company’s obligations under the Basic Documents and (iii) is governed under a charter document containing provisions substantially identical to Section 2.4 and this Section 2.7 and (B) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Company will have occurred and be continuing under any material agreement to which the Company is a party;
(v)become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any document relating to a Permitted Transaction; and
(vi) amend, modify, alter, change or repeal any provision of Section 2.4 or this Section 2.7, except that the Member reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Formation or this Agreement in a manner now or hereafter prescribed by the Act (subject to the provisions of this

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Agreement), and all rights conferred upon the Member herein are granted subject to this reservation.
(a)The Company will at all times;
(i)maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;
(ii)observe all limited liability company procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;
(iii)ensure that (A) the activities and affairs of the Company are at all times managed by or under the direction of the Board, (B) the Board will have duly authorized all actions requiring such authorization and, (C) when required by Applicable Law or by this Agreement, the Company will have obtained the proper authorization for action from the Member;
(iv)maintain the Company’s books, financial statements, accounting records and other limited liability company documents and records separate from those of the Member, any Affiliate thereof or any other Person;
(v)not commingle the assets of the Company with those of the Member or any Affiliate thereof (except in connection with the Permitted Transactions);
(vi)not hold itself out as being liable for the debts of another;
(vii)maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Member or any of the Member’s Affiliates or any other Person and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Member and any of the Member’s Affiliates or any other Person;
(viii)act solely in its own name and through its own Managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including letters, invoices, contracts, statements and applications solely in the name of the Company;
(ix)separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, except that (A) the Member or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company will reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate, and (B) the Member may pay fees and expenses and indemnify parties pursuant to this Agreement;
(x)at all times maintain an arm’s length relationship with any Affiliates;
(xi)take such actions as are necessary to ensure that no Independent Manager may at any time serve as a trustee in bankruptcy for the Company or any of its Affiliates;
(xii)not create, incur or assume any indebtedness or issue any security (other than limited liability company interest in the Company), or sell or transfer any assets to any Person, in each case unless such holder or transferee agrees or is deemed to have

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agreed to not file or join in filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after all of the debt and other obligations of the Company are paid in full and agree it will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period;
(xiii)have a sufficient number of Managers and Authorized Officers to manage its operations; and
(xiv)maintain adequate capital in light of its contemplated business operations; provided, however, that the foregoing shall not require the Member to make any additional capital contribution to the Company.
(b)The Company will abide by all limited liability company formalities, including the maintenance of current minute books, and the Company will cause its financial statements to be prepared in a manner that indicates the separate existence of the Company and its assets and liabilities. The Board will make decisions with respect to the activities and operations of the Company independent of and not dictated by the Member or any Affiliate of the Member (without limiting any rights exercised by the Member in such capacity under this Agreement or under the Act).
(c)Notwithstanding any provision in this Agreement to the contrary, the Company, by or through any Authorized Officer, in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the issuance of any Securities and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.
(d)The Company, by or through any Authorized Officer, may enter into and perform the Basic Documents and all other documents, agreements, certificates, or financing statements relating to the Permitted Transactions, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement (including Section 2.7(a)), the Act or Applicable Law. The foregoing authorization is not a restriction on the powers of any Authorized Officer of the Company to enter into other agreements on behalf of the Company.
Section 1.8Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.
Section 1.9Liability to Third Parties. Except as otherwise expressly provided by the Act, none of the Member, any Manager or any Authorized Officer, or any Affiliate of any such Person (other than the Company), will be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, under a judgment, decree or order of a court, by reason of being a Member, a Manager, an Authorized Officer or an Affiliate of any such Person.
Section 1.10Limited Liability and Bankruptcy Remoteness. Until the expiration of the period of one year and one day after the payment in full of all debt of the Company and all debt issued through Subsidiaries, the activities and affairs of the Company will be operated in such a manner as the Board and the Authorized Officers deem reasonable and necessary or appropriate to preserve (a) the limited liability of the Member and its Affiliates, (b) the bankruptcy-remote status of the Company and (c) the separateness of the Company from the business of the Member and its Affiliates.

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Section 1.11Term. Unless terminated in accordance with this Agreement and the Act, the Company will have perpetual existence.
Section 1.12Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (a) an assignment by the Member of all of its Percentage Interest and the admission of the transferee pursuant to Sections 7.3(a) and 7.3(c), or (b) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 7.3(b) and 7.3(c)), each person acting as an Independent Manager pursuant to Section 4.3 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 4.2; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Independent Manager shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Independent Manager shall not be a member of the Company.
ARTICLE III

THE MEMBER
Section 1.1The Member. The name and address of the Member is as follows:
AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Telephone: 817-302-7000
Facsimile: 817-302-7940
Section 1.2Powers of the Member. The Member (acting in its capacity as such) will have the authority to take all actions specifically enumerated in this Agreement.
ARTICLE IV

MANAGEMENT OF COMPANY;
THE BOARD; OFFICERS
Section 1.1General Management of the Company.

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(a)Subject to Section 4.3(a) and to such matters which are expressly reserved hereunder or under the Act to the Member for decision, the business, properties and affairs of the Company will be managed by the Board of Managers (the “Board”). Without limiting the generality of the foregoing, the Board will have the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, and to authorize one or more officers of the Company to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company, subject to and in accordance with this Agreement.
(b)The Board may, by resolution passed by a majority of the Board, designate one or more committees, consisting of one or more of the Managers of the Board, to be committees of the Board (“Committees”). To the extent provided in any resolution of the Board and to the extent permissible under the laws of the State of Delaware, any such Committee shall have and may exercise all the powers and authority delegated by the Board in the management of the business and affairs of the Company. The member/s of such Committees may be elected at such time as the Board may determine. Vacancies in any Committee may be filled at such time and in such manner as the Board shall determine. Except to the extent otherwise provided in this Agreement or any resolution of the Board, each Committee may fix its own rules of procedure.
(c)The Board will have the power and authority to authorize one or more officers of the Company to execute, deliver and file with the Commission in the name of the Company one or more registration statements in connection with the offering of Securities. The Board will also have the power and authority to authorize one or more officers of the Company to execute, deliver and file with the Commission in the name of the Company such other documentation that is required to be executed, delivered and filed with the Commission from time to time under the Securities Act or the Exchange Act in connection with the offering of, or otherwise in connection with, any Securities.
Section 1.2Appointment and Term. Subject to Section 4.3, the Member will be entitled to appoint persons to serve as the managers (each, a “Manager”) on the Board. Managers will serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal. Each Manager will constitute a “manager” within the meaning of Section 18-101(12) of the Act. Each Manager will be vested solely with the authority set forth in this Agreement. Each Manager shall execute a counterpart of this Agreement agreeing to be bound hereby.
Section 1.3Number; Independent Managers.
(a)The number of Managers which will constitute the whole Board will not be less than one nor more than fifteen. The exact number of Managers will be determined by the Member, subject to Section 4.3(b). The current Board consists of four Managers, one of which is an Independent Manager, as follows:
Kevin J. Corrigan, as an Independent Manager
Daniel E. Berce
Susan B. Sheffield
Richard A. Gokenbach, Jr.
(b)The Board will include one Independent Manager, and no action requiring the unanimous consent of the Board may be taken unless the Independent Manager approves such action. Except as provided in Section 4.3(c), any action permitted or required to be taken by the Board may be taken by a simple majority of the Board excluding the Independent Manager.

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(c)Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Manager or any other Person on behalf of the Company, none of the Member, the Managers or any other Person on behalf of the Company will, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Board (including the Independent Manager), do or cause the Company to do any of the following:
(i)amend Section 2.4 to permit the Company to engage in any activity other than those set forth in Section 2.4 prior to any such amendment;
(ii)amend this Section 4.3(c) or any of Section 2.7, Section 2.9, Section 2.10, Section 2.11, Section 4.3(b), Section 7.1, Section 7.2, or Section 7.9 or the definition of any terms used in such Sections;
(iii)to the fullest extent permitted by Applicable Law, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person; or
(iv)engage in, authorize or take any action that would constitute an event specified in clause (A) of the definition of “Bankruptcy” with respect to the Company.
(d)Meetings of the Board may be called by any Manager upon twenty-four (24) hours prior notice to each other Manager; provided, however, that a waiver of notice of any meeting of the Board may be given by the person or persons entitled thereto, which shall be deemed equivalent to notice. The Board may postpone, reschedule or cancel any meeting previously scheduled by the Board. Attendance at a meeting in person shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in a waiver of notice. The presence of a majority of the Managers then in office will constitute a quorum at any meeting of the Board. Meetings of the Board may be conducted in person or by conference telephone facilities. Except as otherwise provided in this Agreement, the vote of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board.
(e)Any action required or permitted to be taken at any meeting of the Board or any Committee may be taken without a meeting and without prior notice if such number of Managers sufficient to approve such action pursuant to the terms of this Agreement (or, in the case of a Committee, as provided in the resolution establishing such Committee or otherwise in accordance with the rules of procedure of such Committee, but in all cases subject to the terms of this Agreement) consent thereto in writing or by electronic transmission, and any consent shall be documented, signed and delivered in the manner provided in Section 7.5 hereof. The writing or writings or electronic transmission or electronic transmissions shall be filed with the minutes or proceedings of the Board or Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
(f)The Board or any Committee designated by the Board may participate in a meeting of the Board or such Committee by means of telephone or video conference call or similar communications whereby all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

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Section 1.4Power to Bind Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as otherwise provided in this Agreement, only the Managers and Authorized Officers of the Company (acting in their capacities as such) will have the authority to bind the Company to any third party with respect to any matter.
Section 1.5Restrictions on the Power of the Managers. Except as permitted by and in accordance with Section 4.3(c), none of the Managers or Authorized Officers will have the authority to:
(a)cause the Company to do any acts in violation of or in breach of any agreement entered into by the Company;
(b)take any action in contravention of the Act, the Certificate of Formation or this Agreement;
(c)to the fullest extent permitted by Applicable Law, take any action that would make it impossible to carry on the ordinary activities of the Company;
(d)knowingly perform any act that would subject the Member to loss of limited liability in any jurisdiction; or
(e)take any action to amend or modify the Certificate of Formation or this Agreement.
Section 1.6Fiduciary Duties and Obligations of the Managers.
(a)Except with respect to an action taken in accordance with Section 4.3(c)(iii), as long as any Securities are outstanding, the Board will take all action that may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to engage in the activities in which it is engaged).
(b)Each Manager will devote to the Company’s activities such time as he or she deems necessary to conduct the Company’s activities in an appropriate manner.
(c)The Board will use its best efforts, in the conduct of the Company’s activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company’s obligations and all agreements to which the Company is a party will include a statement to the effect that the Company is a limited liability company formed under the Act. However, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company’s power and authority or authorization to enter into such agreement.
(d)The Board will prepare or cause to be prepared and will file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company. The Board will cause the Company to pay any taxes payable by the Company. However, the Board will not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount of such tax and such contest does not materially endanger any right or interest of the Company.

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(e)The Board will, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.
(f)The Board will use its best efforts to cause the Company to be qualified to engage in investment activities in connection with Permitted Transactions, or be registered under any applicable assumed or fictitious name statute or similar law in any State in which the Company then makes investments or transacts business, if such qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.
(g)When voting on matters subject to the vote of the Independent Manager, including those matters specified in Section 4.3(c), to the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager shall consider only the interests of the Company, including its respective creditors. Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Member solely to the extent of its economic interests in the Company and to the Company's creditors but excluding (i) all other interests of the Member, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), to the fullest extent permitted by law, the Independent Manager shall not have any fiduciary duties to the Member or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.
(h)Except to the extent otherwise modified herein (including, without limitation, in Section 4.6(g)), each Manager and Officer shall owe fiduciary duties identical to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.
Section 1.7Resignation. Any Manager may resign at any time upon notice of resignation to the Member. If there are no Independent Managers after such resignation, the Member will promptly appoint another Independent Manager. Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.
Section 1.8Removal of Managers. The Member may remove any Manager, either for or without cause. If there are no Independent Managers after such removal, the Member will promptly appoint another Independent Manager.
Section 1.9Filling of Vacancies. In the case of any increase in the number of Managers, or of any vacancy in the Board, subject to Section 4.3, the Member will appoint the additional Manager or Managers. The appointment of a Manager shall become effective upon such Person’s execution of an instrument acknowledging the provisions of this Agreement and reflecting his or her agreement to be bound thereby, which may be a counterpart signature page to this Agreement.
Section 1.10Managers’ Compensation. Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board may reasonably determine. Any such compensation and expense will be paid by the Member.
Section 1.11Authorized Officers.

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(a)Appointment. The Board, in accordance with Section 4.3(b), may appoint authorized officers (“Authorized Officers”) of the Company, who will have the title and authority to perform the duties as the Board may delegate to them. Each Authorized Officer will hold office for the term that such Authorized Officer is appointed and until his or her successor is duly appointed and qualified or until his or her death, resignation or removal as provided in this Agreement. No Authorized Officer need be a Manager, the Member, a Delaware resident, or a United States citizen. The persons identified on Schedule A hereto are the current Authorized Officers of the Company as of the date hereof, each person having the office indicated opposite their name. The Board is authorized to, in its discretion, revise Schedule A from time to time to reflect changes in the Authorized Officers of the Company.
(b)Compensation. The Board from time to time will fix the compensation, if any, of the Authorized Officers.
(c)Power to Act for the Company. Subject to Section 4.3(c), the Authorized Officers of the Company may execute instruments, contracts, agreements and other documents to which the Company is a party and any document to be delivered in connection with, or pursuant to, this Agreement (other than actions required to be taken by the Member pursuant to this Agreement or under Applicable Law).
(d)Removal and Resignation. Any Authorized Officer of the Company may be removed as such, with or without cause, by the Board at any time. Any Authorized Officer of the Company may resign as such at any time upon written notice to the Company. Such resignation will be made in writing and will take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Board. Any vacancy occurring in any office of the Company may be filled by the Board.
(e)Multiple Offices. Any Authorized Officer may hold two or more offices the duties of which can be consistently performed by the same Person.
(f)Duties and Authority. In addition to the foregoing specifically enumerated duties and authority, subject to Section 4.3(c), the Authorized Officers will perform such other duties and may exercise such further authority as the Board may determine or may be assigned to them by any superior Authorized Officer.
(g)Liability of Authorized Officers. To the fullest extent permitted by Applicable Law, no Authorized Officer will be personally liable to the Company, the Member, or any other Person bound by this Agreement for any breach of its duties as an Authorized Officer, except for acts or omissions that involve intentional misconduct, gross negligence or a knowing violation of the law.
Section 1.12Fiduciary Duties of Managers and Officers.
Except to the extent otherwise provided in this Agreement, each Manager and Authorized Officer of the Company will have fiduciary duties of loyalty and care identical to those of directors and officers of for profit business organizations organized under the General Corporation Law of the State of Delaware.

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ARTICLE V

CAPITAL STRUCTURE AND CONTRIBUTIONS
Section 1.1Capital Structure. Simultaneously with the execution and delivery of this Agreement, the Member hereby continues as a member of the Company, with a limited liability company interest of 100% in the Company (the “Percentage Interest”).
Section 1.2Capital Contributions. From time to time, the Board may determine that the Company requires capital and may request the Member to make capital contributions in an amount determined by the Board. The Member may, but is not required, to make such additional capital contributions as it may determine in its sole discretion. A capital account will be maintained for the Member, to which contributions and profits will be credited and against which distributions and losses will be charged.
Section 1.3Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.
ARTICLE VI

EXCULPATION; LIABILITIES; INDEMNIFICATION
Section 1.1Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person bound by this Agreement for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by this Agreement, provided such act or omission does not constitute intentional misconduct or a knowing violation of the law.
Section 1.2Liabilities; Indemnification.
(a)Mandatory Indemnification. The Company shall indemnify and hold harmless every current or former Member, Manager or Authorized Officer of the Company in the manner and to the fullest extent permitted by the Act, as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expenses (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred or suffered by or on behalf of such Member, Manager or Authorized Officer of the Company in connection with any proceeding in which such Member, Manager or Authorized Officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such Member, Manager or Authorized Officer is or was a Member, Manager or Authorized Officer of the Company or is or was serving at the request of the Company as a representative of any other Person, whether the basis of such proceeding is an alleged action in an official capacity as a representative or in any other capacity while serving as a representative.

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(b)Permissive Indemnification. Subject to the other provisions of this Section 6.2, the Company may indemnify and advance expenses to every current or former employee or agent of the Company who is not a Member, Manager or Authorized Officer of the Company in the manner and to the fullest extent permitted by the Act as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against any and all expenses (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such current or former employee or agent in connection with any proceeding in which such current or former employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such employee or agent is or was an employee or agent of the Company. The ultimate determination of entitlement to indemnification of current or former employees or agents who are not Members, Managers or Authorized Officers of the Company shall be made by the Board in its discretion.
(c)Initiated Proceedings. The Company shall not be required to indemnify any Person in connection with a proceeding (or part thereof) initiated by such Person if the proceeding (or part thereof) was not authorized by the Board.
(d)Advancement of Expenses. The Company shall to the fullest extent not prohibited by applicable law pay the expenses of Persons indemnified by the Company pursuant to Section 6.2(a) of this Agreement incurred in defending any proceeding in advance of its final disposition; provided, however, that such payment shall be made only upon receipt of (i) a written affirmation by the indemnitee of their good faith belief that they have met the standard of conduct necessary for indemnification under this Section 6.2 or otherwise, and (ii) a written undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right of appeal that the indemnitee is not entitled to be indemnified under this Section 6.2 or otherwise.
(e)Claims of Expenses. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses by a Person indemnified by the Company pursuant to Section 6.2(a) of this Agreement is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under this Section 6.2 or otherwise.
(f)Non Exclusivity of Rights. The rights conferred on any Person by this Section 6.2 shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, any provision of this Agreement or of any agreement or any act of the Member or the Board.
(g)Other Indemnification. The Company’s obligation, if any, to indemnify or advance expenses to any Person entitled to indemnification or advancement under this Section 6.2 who was or is serving at its request as a representative of another Person shall be reduced by any amount such Person collects as indemnification or advancement of expenses from such other Person. The Company shall not be obligated pursuant to the terms of this Agreement to make any payment under Section 6.2(b) of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that the indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, applicable law or otherwise. In the event of any payment under Section 6.2(b), the Company shall be subrogated to the extent of such payment to all of the rights of recovery of an indemnitee, who shall execute

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all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(h)Insurance. The Board may, to the fullest extent permitted by law, authorize an appropriate officer or officers to purchase and maintain, at the Company’s expense, insurance: (i) to reimburse the Company for any obligation which it incurs under the provisions of this Section 6.2 as a result of the indemnification of past, present or future Members, Managers, Authorized Officers, employees and agents who have served in the past, are now serving or in the future will serve at the request of the Company as a representative of another Person; and (ii) to pay on behalf of or to indemnify such Persons against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Section 6.2, whether or not the Company would have the power to indemnify such Persons against such liability under this Section 6.2 or otherwise.
(i)Nature of Rights; Amendment or Repeal. The rights conferred in this Section 6.2 shall be contract rights that shall continue as to an indemnitee who has ceased to be a Member, Manager, Authorized Officer, employee or agent of the Company and shall inure to the benefit of such Person’s heirs, executors, administrators, or other legal representatives. Any repeal or modification of the foregoing provisions of this Section 6.2 shall be prospective only and shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VII

MISCELLANEOUS
Section 1.1Dissolution of the Company.
(a)The Company will be dissolved upon any of the following events:
(i)the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; or
(ii)the entry of a decree of judicial dissolution of the Company under the Act.
(b)Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 7.3(a) and 7.3(c), or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 7.3(b) and 7.3(c)), to the fullest extent permitted by Applicable Law, the personal representative of such member is hereby authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member of the Company in the Company.

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(c)Notwithstanding any provision to the contrary contained in this Agreement, the Bankruptcy of the Member or the Special Member will not cause the Member or the Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company will continue without dissolution.
(d)Notwithstanding any provision to the contrary contained in this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon a Bankruptcy of the Member or the Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company.
(e)In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
(f)The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.
Section 1.2Amendments.
Subject to Sections 2.7 and 4.3(c), this Agreement and the Certificate of Formation may be amended by the Member. Any such amendment will not, as evidenced by an Opinion of Counsel, cause the Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes (unless the Board has elected for the Company to be so treated).
Section 1.3Assignments; Additional Members.
(a)The Member may sell, assign or transfer in whole but not in part its Percentage Interest without the consent of the Board or any other Person. Upon the assignment by the Member of all of its limited liability company interest in the Company pursuant to this Section 7.3(a), the assignee will be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission will be deemed effective immediately prior to the assignment and, immediately following such admission, the assignor Member will cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents and this Agreement will, without any further act, be the Member hereunder, and such merger or consolidation will not constitute an assignment for purposes of this Agreement and the Company will continue without dissolution.
(b)Until all obligations of the Company pursuant to the Basic Documents have been satisfied, the Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 7.3(b), a new member of the Company shall be admitted to the Company pursuant to Section 7.3(c), upon its execution of an instrument signifying its agreement to be bound by this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission will be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member will cease to be a member of the Company.

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(c)One or more additional Members of the Company may be admitted to the Company with the consent of the Member and subject to any restrictions in the Basic Documents.
Section 1.4Limitations on Rights of Others. Except as set forth in Article VI, the provisions of this Agreement are solely for the benefit of the Member and the Company and nothing in this Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Company or any assets of the Company or under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement. Without limiting the generality of the foregoing, none of the provisions of this Agreement will be for the benefit of or enforceable by any creditor of the Company or the Member (other than a Person entitled to indemnification pursuant to Section 6.2).
Section 1.5Notices. All notices, requests, demands, consents or other communications to or from the parties to this Agreement must be in writing or made by electronic transmission and will be deemed to have been given and made, (i) in the case of a letter, upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, 3 days after deposit in the mail; (ii) in the case of a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) in the case of an email or other electronic transmission, when receipt is confirmed by telephone or by reply email from the recipient; and (iv) in the case of an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above. Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed as set forth below or at such other address or facsimile number as any party may designate by notice to the other parties:
AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Telephone: 817-302-7000
Facsimile: 817-302-7940
Section 1.6Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement.
Section 1.7Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts may be executed and delivered by facsimile or electronic signature and transmission and will be deemed to be an original, and all of which counterparts will constitute but one and the same instrument. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records.
Section 1.8Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Member and its successors and permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Member will bind the successors and assigns of the Member.

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Section 1.9No Petition. The Member, by creating this Agreement, hereby covenants and agrees that it will not at any time institute against the Company, or join in any institution against the Company of, any involuntary bankruptcy, reorganization, moratorium, receivership, conservatorship, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the Securities outstanding.
Section 1.10Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.
Section 1.11Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof.
AMERICREDIT FINANCIAL SERVICES, INC.,
as Member

By: /s/ Brandon Ellison
    Name:    Brandon Ellison
    Title:    Vice President, Corporate Counsel
    and Assistant Secretary

MANAGERS:

/s/ Kevin J. Corrigan
Kevin J. Corrigan, as Independent Manager

/s/ Daniel E. Berce
Daniel E. Berce, as a Manager

/s/ Susan B. Sheffield
Susan B. Sheffield, as a Manager

/s/ Richard A. Gokenbach, Jr.
Richard A. Gokenbach, Jr., as a Manager

[Signature Page to A&R Depositor LLC Agreement]
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SCHEDULE A
Authorized Officers of the Company

Sheli Fitzgerald	Chief Executive Officer and President
Susan B. Sheffield	Executive Vice President and Chief Financial Officer
Richard A. Gokenbach, Jr.	Executive Vice President and Treasurer
Connie Coffey	Executive Vice President, Corporate Controller and Chief Accounting Officer
Ellen Billings	Senior Vice President and North America Controller
Frank E. Brown III	Senior Vice President, Corporate Counsel and Secretary
Mark Pfluger	Senior Vice President, Corporate Tax
Frederick G. Steer, Jr.	Senior Vice President, Corporate Treasury
Randal L. Willis	Senior Vice President, Securitization & Conduit Reporting
Robert T. Pigott III	Senior Vice President, Corporate Treasury
Meredith S. Dormire	Vice President, Corporate Treasury
Brandon Ellison	Vice President, Corporate Counsel and Assistant Secretary
Jeffrey Fish	Vice President, Corporate Treasury
Andria Hearon	Vice President, Indirect Taxes
Tracy Webster	Vice President, Tax Accounting and Federal Compliance
James R. Fehleison	Vice President, Corporate Counsel
Toi Brown	Assistant Vice President, Corporate Treasury

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